SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
EX-99.1 Press Release

Item 9. Regulation FD Disclosure.

     On December 19, 2003, Williams announced that it has received an order from the U.S. Department of Transportation Office of Pipeline Safety regarding restoration of transportation service on a segment of a natural gas pipeline in western Washington. The Office of Pipeline Safety has issued an amendment to a previous Corrective Action Order stipulating the actions Northwest Pipeline Corporation, a subsidiary of Williams, must take to restore the pipeline to full service. Williams has and expects to have adequate financial resources to comply with the order and replace the capacity, if required. A copy of the press release is furnished as Exhibit 99.1 to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC

Date: December 19, 2003		/s/ Brian K. Shore

	Name: Title:	Brian K. Shore Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of Williams’ press release dated December 19, 2003, publicly reporting the matters discussed herein.